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                                                                    Exhibit 4.11



                                                                 October 4, 2001

Fulton Funding Corporation
One JLG Drive
McConnellsburg, PA 17233

JLG Industries, Inc.
One JLG Drive
McConnellsburg, PA 17233

Ladies and Gentlemen:

       Reference is made to the Receivables Purchase Agreement, dated as of June 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") among Fulton Funding Corporation ("Funding Corporation"), JLG Industries, Inc. ("JLG"), as initial servicer, Market Street, Market Street Funding Corporation, as purchaser ("Market Street") and PNC Bank, National Association, a national banking association, as administrator for Market Street (in such capacity, the "Administrator"). Capitalized terms used herein but not defined herein have the meanings set forth in the Purchase Agreement.

       You have requested our waiver of the Termination Event described in paragraph (h) of Exhibit V of the Purchase Agreement resulting from JLG's pledge of the capital stock of the Funding Corporation to the Lender Agent for the Lenders pursuant to the Security Agreement (the "Security Agreement") dated as of recent date herewith among the Originators, the Lender Agent and the Lenders.

       Accordingly, we hereby waive such Termination Event described in the immediate preceding sentence.

       The Administrator, on behalf of Market Street, hereby consent, subject to the terms and conditions set forth in the Three Party Agreement dated as of the date hereof, to JLG's grant of a security interest to the Lender Agent, for the benefit of the Lenders, pursuant to the Security Agreement in certain receivables and related security of JLG that do not constitute the Pool Assets to the extent such consent is required under Section 6.3 (a) of the Purchase and Sale Agreement.

       You hereby agree that our waiver and consent given hereunder constitutes a waiver or consent only with respect to the matters expressly provided herein and will not constitute a waiver of any other Termination Event or consent with respect to any other matter, whether now existing or may hereinafter.

                                                 JLG - Waiver and Consent Letter


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                          [Signature Pages to Follow]








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                                                 JLG - Waiver and Consent Letter

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       This wavier letter shall be governed by and construed in accordance with the laws of the State of New York.

                                         PNC BANK, NATIONAL ASSOCIATION,
                                         as Administrator

                                         By:
                                            ---------------------------------
                                              Name:
                                              Title:








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                                                 JLG - Waiver and Consent Letter


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Acknowledge and agreed:

FULTON FUNDING CORPORATION

By:
   ----------------------------
    Name:
    Title:






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                                                 JLG - Waiver and Consent Letter